Exhibit 21
                                  Subsidiaries

                              Polaroid Corporation
                          Year ended December 31, 1997

                                                                Place of
Name of Subsidiary or Entity                                    Incorporation or
                                                                Establishment
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Polaroid A.G.                                                   Switzerland
Polaroid A/S                                                    Denmark
Polaroid Asia Pacific International Inc.                        Delaware
Polaroid Asia Pacific Limited                                   Delaware
      Polaroid Industry China Limited                           China
      Polaroid of Shanghai Limited                              China
Polaroid Aktiebolag                                             Sweden
Polaroid Australia Pty. Limited                                 Australia
Polaroid do Brasil Ltda.                                        Brazil
Polaroid Canada Inc.                                            Canada
Polaroid Caribbean Corporation                                  Delaware
      Reifschneider Peru S.A.                                   Peru
Polaroid Contracting CV                                         Netherland
Polaroid Espana, S.A.                                           Spain
Polaroid Europe Limited                                         United Kingdom
Polaroid Far East Limited                                       Hong Kong
Polaroid Foreign Sales B.V.                                     Netherlands
Polaroid Foundation                                             Delaware
Polaroid Gesellschaft mit beschrankter Haftung                  Germany
Polaroid Gesellschaft m.b.H.                                    Austria
Polaroid India Private Limited                                  India
Polaroid International B.V.                                     Netherlands
      Polaroid (Belgium) N.V.                                   Belgium
      Polaroid (Europa) B.V.                                    Netherlands
      Polaroid (France) S.A.                                    France
      Polaroid Graphics Imaging B.V.                            Netherlands
      Polaroid (Italia) S.p.A.                                  Italy
      Polaroid Nederland B.V.                                   Netherlands
      Polaroid Trading B.V.                                     Netherlands
      Photographic Supplies Sp.                                 Poland
      Photographic Supplies S.R.C.                              Czech Republic
      Photographic Supplies Kereskedelmi Kft.                   Hungary
      Svetozor                                                  Russia
Nippon Polaroid Kabushiki Kaisha                                Japan
Polaroid Malaysia Limited                                       Delaware
Polaroid de Mexico S.A. de C.V.                                 Mexico
Polaroid (Norge) A/S                                            Norway
Polaroid Oy                                                     Finland
Polaroid Singapore Private Limited                              Singapore
Polaroid (U.K.) Limited                                         United Kingdom
Polaroid Memorial Drive LLC                                     Massachusetts
Polaroid Partners, Inc.                                         Delaware
Inner City, Inc.                                                Delaware
PMC, Inc.                                                       Massachusetts
Polint, Inc.                                                    Delaware
PRD Capital Inc.                                                Delaware
PRD Investment Inc.                                             Delaware
PRD Management Limited                                          Bermuda
PRD Overseas Limited                                            Bermuda
Sub Debt Partners Corp.                                         Delaware
Troon, Inc.                                                     Delaware


Subsidiaries of subsidiary companies are indented and listed below the respective companies through which they are controlled.